UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2017

RUBICON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33834	36-4419301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 East Green Street Bensenville, Illinois		60106
(Address of principal executive offices)		(Zip Code)

(847) 295-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on April 19, 2016, while the common stock of Rubicon Technology, Inc. (the “Company”) was listed on the NASDAQ Global Market, the Company received notice from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Company no longer complied with NASDAQ’s minimum bid price requirement because the closing bid price for the Company’s common stock was below $1.00 for 30 consecutive business days and, as a result, did not comply with Listing Rule 5450(a)(1). In accordance with the NASDAQ listing rules, the Company had an initial grace period of 180 calendar days to regain compliance with the minimum bid price requirement. Effective October 20, 2016, the listing of the Company’s common stock was transferred from the NASDAQ Global Market to the NASDAQ Capital Market. As a result of this transfer, the Company was granted an additional 180-day grace period, or until April 17, 2017, to regain compliance with the minimum bid price requirement. To regain compliance, the bid price of the Company’s common stock must be at least $1.00 per share for at least 10 consecutive business days.

On April 19, 2017, the Company received a staff determination letter from the Listing Qualifications Department of NASDAQ informing the Company that it has failed to regain compliance with the minimum bid price requirement set forth in Listing Rule 5550(a)(2), and that the Company’s common stock would be delisted from the NASDAQ Capital Market at the opening of business on April 28, 2017, unless the Company requests an appeal of this determination on or before April 26, 2017. The Company intends to appeal the Nasdaq staff's determination by requesting a hearing before a Nasdaq listing qualifications panel. A timely request will stay the delisting of the Company's securities until the hearing is completed and the hearing panel has issued a written decision. The hearing date will be determined by NASDAQ and, to the extent practicable, would be scheduled within 45 calendar days from the date of the request.

 At the Company’s 2017 annual meeting of stockholders scheduled to be held on May 3, 2017, the Company is seeking approval from its stockholders to amend (the “Amendment”) its Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s common stock by a ratio of not less than 1-for-10 and not greater than 1-for-20, with the exact ratio to be determined by the Company’s Board of Directors (the “Board”) in its sole discretion (the “Reverse Stock Split”). Based on the Company’s discussions with the NASDAQ staff, the Board currently believes that effecting the Reverse Stock Split and demonstrating compliance with the minimum bid price requirement during the appeal process would assist the Company in maintaining its listing on NASDAQ. However, the Company can provide no assurance that, following the hearing, the hearing panel will grant the Company's request for continued listing. Further information regarding the Reverse Stock Split, including certain risks associated therewith, is included in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 11, 2017 (the “Proxy Statement”).

Forward-Looking Statements

This Current Report on Form 8-K in forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include, among others, statements concerning whether stockholders will approve the Amendment at the Company’s 2017 annual meeting of stockholders or whether the Company’s common stock will remain listed on the NASDAQ Capital Market.  These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Many factors, risks and uncertainties may cause the Company’s actual results to differ materially from forward-looking statements, including the factors, risks, and uncertainties detailed in our filings with the SEC, including, but not limited to, the Proxy Statement and the Company’s 2016 Annual Report on Form 10-K filed on March 16, 2017. The Company does not undertake to update any forward-looking statements except as required by law.

Item 8.01	Other Events.

The disclosure set forth in Item 3.01 hereof is hereby incorporated by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGY, INC.

Dated: April 24, 2017	By:	/s/ Mardel A. Graffy
	Name:	Mardel A. Graffy
	Title:	Chief Financial Officer

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